Exhibit (c)(8)

SPEEDWAY MOTORSPORTS, INC.


Sprint
Coca-Cola
MAX
CAMRY

# Discussion Materials

April 18, 2019

Morgan Stanley


SPEEDWAY MOTORSPORTS, INC.
AARP
IRWIN TOOLS

SECTION 1

01

# NASCAR Sector Trends

# Sports is the Most Coveted of Premium Content

SpeedwayMotorsports, Inc.

## Must Have Content in a Dynamic Media Environment

***"There is no substitute for premium sports content"***

***"The appeal of top-level sports is global and the sporting landscape is changing, opening up major opportunities in new markets"***

***"Diverse opportunities for follow-on monetization"***

## Explosive Growth in Value of Sports Rights

**Media Rights Contract Value Change Upon Renewal**

% Increase vs. prior Average Annual Value



('19-'24)
360%
('15-'21)
186%
UFC
('19-'24)
159%
('14-'21)
100%
MLB signed a 7 year-extension with Fox, through 2028, with a 36% increase over its current deal expiring in 2021
('17-21)
85%
NFL
('16-'25)
70%
('16-'19)
60%
('16-'19)
58%
NASCAR
('15-'24)
46%
('16-'20)
20%
('15-'18)
14%

## Technology Expands the Appeal, Community Surrounding and Value of Sports

**Frequency (%) Fans Access Sports Content by Platform**[1]



TV
42
Online
42
Smartphone Apps
34
Newspapers
34
Radio
32
Social Networks
29

✓ Top sports rights sold on a "technology agnostic" basis with preference given to a **fully-integrated distribution platform**.

Source: Technavio, Nielsen

Notes:
1. Reflects the evolution of the proportion of sports fans using each media to consume sports in Europe

Source: "The Future of Sports Fan Report", 2017

# NASCAR TV Viewership Has Been in Decline Since 2015...

SpeedwayMotorsports, Inc.

## Despite Decline in Viewership, the New Media Rights Deal Represents a ~46% Increase from Prior Deal

### TV Viewership for First 3 NASCAR Races Has Steadily Declined Since 2015



MM
CAGR
(14%)
7.7
9.5
13.4
7.2
6.8
11.4
6.0
6.6
11.9
4.7
5.6
9.3
2015
2016
2017
2018
Daytona
Atlanta
Las Vegas

Daytona track owned by ISC and Atlanta and Las Vegas tracks owned by TRK

Source: Wall Street Research

### NASCAR's 2015-2024 TV Rights Deal Represents a ~46% Increase Over Prior Deal Value

| Networks | Start | End | Length | Total | Avg. Annual | Chg % |
|---|---|---|---|---|---|---|
| FOX / NBC | 2015 | 2024 | 10 years | $8,200 | $820 | 46% |
| FOX / DIS / Turner | 2007 | 2014 | 8 years | $4,480 | $560 | 40% |

### Media Rights TV Broadcasting Agreement Overview

NBC SPORTS GROUP

FOX SPORTS MEDIA GROUP

- ✓ **10-year term**
- ✓ **65% / 25% / 10%** - distribution remains (promoter / teams / NASCAR)
- ✓ **OTT and DTC** rights
- ✓ 2018 season for **36 cup events**
  - 48MM unique viewers
  - 3.3MM viewers tuned in per minute

# ...And Attendance Continues to Fall with Combined Admissions Revenue Down ~24% Since 2011

SpeedwayMotorsports, Inc.

## To Combat Attendance Declines, ISC & Speedway Motorsports Have Removed Nearly 20% of Their Combined Venues' Capacity

### Admissions Revenue Has Declined Significantly Since 2011

Speedway Motorsports Admissions Revenue
$MM



130
106
101
87
CAGR (7%)
2011
2013
2015
2017

ISC Admissions Revenue
$MM



144
130
130
122
CAGR (3%)
2011
2013
2015
2017

### Speedway Motorsports and ISC Have Reduced Seating Capacity by ~370k Seats Since 2011

Total Seating Capacity
'000



900
888
786
715
2011
2013
2015
2017

Total Seating Capacity
'000



949
832
764
761
2011
2013
2015
2017

Source: Wall Street Research, Company Filings

# NASCAR Demographic Skewed to Older, Less Wealthy Viewers Compared to Major American Sport Leagues

SPEEDWAY MOTORSPORTS, INC.

### Percent of Viewers Under 34 Years Old


Median Viewer Age has Increased from 49 to 58 in 10 Years
14%
45%
37%
29%
24%
NASCAR
NBA
NHL
NFL

### Percent of Viewers with Income Less Than $40K


35%
34%
32%
26%
21%
NASCAR
NBA
NFL
NHL

### Percent of NASCAR Female Viewers

2nd Largest Sports Audience of Female Viewers (behind NFL)


34% Female
66% Male

**1.1MM Female TV Audience Per Event**

(34% of total NASCAR audience)

### Percent Hispanic Viewers


2%
12%
9%
8%
2%
NASCAR
NBA
NFL
NHL

Source: Wall Street Research, Nielsen, ISC Investor Presentation

# ISC Highlights NASCAR's Changing Audience Landscape in Investor Materials

SpeedwayMotorsports, Inc.

### National Reach

- **Largest fan base markets** (LA, NY, Atlanta, Philadelphia, Chicago, Dallas, Tampa, Orlando, Wash DC, and Phoenix) each have approximately 1 million+ NASCAR fans

### Highly Engaged

- On average, NASCAR fans consumer nearly **10 hours** per week of NASCAR content across all media channels

### Increasing Diversity

- The proportion of NASCAR fans who are multicultural has **increased from 20% to 25%** since 2011

### Digital Technology Users

- **4/5** NASCAR fans use smartphones **(81%)** and/or use mobile apps **(78%)**

2nd Largest Sports Audience of Female Viewers (only behind NFL)



**1.1 MILLION** Female TV Audience Per Event (34% of total NASCAR audience)

NASCAR

2nd Largest Sports Audience of Key 18-49 Demo (only behind NFL)



**761 THOUSAND** 18-49 Year-old TV Audience Per Event

Source: ISC Investor Presentation

# NASCAR Strategy in Place to Address Declining Popularity and Lack of Millennial Engagement

SpeedwayMotorsports, Inc.

**Investors Site Multiple Factors for Decline in NASCAR Popularity**

- **Lack of fan engagement among millennials**
- **General decline in Americans' passion and interest in automobiles**
- **A shift of some races to cable including,** FOX and NBC shifting some races to FS1 and NBCSN; Disney previously moving races from ABC to ESPN
- **ESPN's decision to drop NASCAR** likely resulted in decline in coverage on SportsCenter and ESPN digital properties
- **Fan shift to "bat and ball games,"** in particular professional and college football, NBA, and global soccer
- **A shift to more advanced vehicles** make the sport less relatable
- **A lack of profitable NASCAR teams** resulting in less available capital for teams to spend on marketing
- **Less appealing stars,** exacerbated by the death of Dale Earnhardt in 2001, and retirement of his son Dale Earnhardt Jr. in 2017

**NASCAR Strategy Core Pillars**

- Youth Engagement
- Driver Star Power
- Gen Y Engagement
- Event Experience
- Social Media Presence
- Multicultural Demographics
- Product Relevance

Source: Wall Street Research

SPEEDWAY MOTORSPORTS, INC.



SECTION 2

02

# Initial Perspectives on Speedway Motorsports

# Speedway Motorsports Has Underperformed International Speedway Over the Past Year

SpeedwayMotorsports, Inc.

## Relative Total Shareholder Returns

Last Two Years [1]

| Returns | L2Y | LTM | 6Mo | 3Mo |
|---|---|---|---|---|
| TRK | (23%) | (20%) | (13%) | (14%) |
| ISC | 13% | 4% | 14% | (4%) |
| S&P 500 | 20% | 6% | 2% | 10% |



Strong FY17 results; uptick in ticket prices, benefit of tax reform and promising redevelopment outlook lift guidance
ISC announces acquisition of Racing Electronics assets
NASCAR announces bid to acquire remaining shares of ISC not owned by France Family
Releases 3Q18 earnings and revises 2018 guidance down
TRK releases 3Q17 earnings; significant underperformance in the quarter
TRK releases 2Q17 earnings in line with expectations; announces realignment of races
TRK FY17 earnings at bottom end of guidance range; cite inclement weather at major events as impactful factor
TRK reports relatively strong 3Q18; primarily due to realignment of race locations and timing
TRK FY18 earnings below consensus estimates
130
120
110
100
90
80
70
20%
13%
(23%)
Apr-17
Jun-17
Aug-17
Nov-17
Jan-18
Mar-18
May-18
Jul-18
Sep-18
Dec-18
Feb-19
Apr-19
TRK
ISC
S&P 500
Earnings Release

Source: CapIQ

Note:
1. As of April 16, 2019

# Equity Research Focused on Reinvestment Strategies and New Initiatives to Offset Declining Industry Trends

SPEEDWAY MOTORSPORTS, INC.

**SPEEDWAY MOTORSPORTS, INC.**

"...our view [is] that **TRK fundamentals and shares could continue to be challenged absent material facility upgrades and capital investments to offset industry-wide admissions/event related declines.** (competitor ISC began upgrade investments a few years ago and is seeing stabilization in admissions revenues at those venues, along with benefits to corporate sponsorships)." – *Broker A, March 2019*

"TRK has **focused excess cash on debt reduction since 2009 vs. reinvesting in facilities**. **We believe the need for TRK to prioritize reinvestment projects of older tracks, vs. any material return of capital to shareholders, grows more urgent each year as facilities age and admission revenues erode.** Since 2010, TRK has arguably underinvested in its business." – *Broker A, March 2019*

| Broker | Rating | Date | Price Target | Prem. / (Discount)[1] |
|---|---|---|---|---|
| Broker A | Market Perform | 19-Mar-19 | $16.00 | 14.8% |
| Broker C | Neutral | 1-May-18 | $20.00 | 43.5% |
| **Median** | | No recent update | **$18.00** | **29.1%** |

Source: Wall Street Research

Notes:
1. Market data as of April 16, 2019

**ISC INTERNATIONAL SPEEDWAY CORPORATION**

"We favour ISC over TRK as the former: **i) generates more earnings outside NASCAR (i.e. Hollywood Casino, ONE Daytona); ii) owns the world famous Daytona track; and iii) has less financial leverage**" – *Broker D, March 2018*

"ISC continued to witness **attendance declines in 2018, despite accelerating reinvestments** to reinvigorate several of its facilities (Daytona, ISM, Richmond) since 2013...Our core thesis of a **mature sport, requiring material multiyear reinvestment and need to expand the fan base** remains intact." – *Broker A, January 2019*

"**New initiatives such as e-Sports to improve motorsport engagement are in its infancy** and will not materially contribute in the intermediate-term. While we **expect FCF to further expand in 2019E/2020E, this will likely be focused to update additional tracks (e.g., Talladega) vs. returned to investors**" – *Broker A, January 2019*

| Broker | Rating | Date | Price Target | Prem. / (Discount)[1] |
|---|---|---|---|---|
| Broker A | Market Perform | 25-Jan-19 | $41.00 | (2.8%) |
| Broker B | Neutral | 4-Apr-19 | $46.00 | 9.1% |
| Broker C | Neutral | 5-Jul-18 | $47.00 | 11.5% |
| **Median** | | | **$46.00** | **9.1%** |

# Speedway Motorsports Growth Lags ISC; Capital Intensity Significantly Lower

SPEEDWAYMOTORSPORTS, INC.

**Figures in $MM, CY 12/31 unless otherwise noted**

## Speedway Motorsports

**2018 Revenue Mix**


Other
6%
Admissions
17%
NASCAR
Broadcasting
47%
Event Related
30%

**Revenue**


(0.8%) CAGR
495
458
462
469
479
2016A 2017A 2018A 2019E 2020E

**EBITDA**


(0.1%) CAGR
127
124
117
124
127
2016A 2017A 2018A 2019E 2020E
26% 27% 25% 26% 27%

**ULFCF(1)**


UFCF Conversion
Capex % of Rev.
7% 6% 7% 7% 8%
93
98
83
89
91
2016A 2017A 2018A 2019E 2020E
73% 79% 71% 72% 71%

## International Speedway(2)

**2018 Revenue Mix**


Food,
Beverages, Merch.
5%
Other
3%
Admissions
16%
Motorsports
and Event
Related
75% (3)

**Revenue**


2% CAGR
658
670
678
697
716
2016A 2017A 2018E 2019E 2020E

**EBITDA**


3% CAGR
212
217
223
229
235
2016A 2017A 2018E 2019E 2020E
32% 32% 33% 33% 33%

**ULFCF (1)**


UFCF Conversion
Capex % of Rev.
Significant capex related to 5- year tracks revamping plan
21% 22% 22% 16% 15%
71
72
74
119
130
2016A 2017A 2018E 2019E 2020E
34% 33% 33% 52% 55%

Source :Company Filings, Wall Street Research, CapIQ

**Notes:**
1. ULFCF defined as EBITDA less Capex
2. 2018 figures reflect CY estimates; revenue mix is reported FY figures
3. Includes NASCAR Broadcasting rights fees

SPEEDWAY MOTORSPORTS, INC.



ZMAX DRAGWAY

SECTION 3

03

# Supplemental Materials

# NASCAR Broadcast Media Performance

SPEEDWAYMOTORSPORTS, INC.

- **Monster Energy NASCAR Cup**
  - Average ~3.3MM viewers tuned in per minute
  - NASCAR's digital platforms experienced 25% increase yoy from key 18-34 demographic
  - 19MM average race day impressions 2.6Bn social impressions
  - Frequently ranked #1 or #2 sport on television during 2018 Season

- **NASCAR Xfinity** series is the #2 Motorsport on television with ~1.2MM viewers per event for the 2018 season

- **NASCAR Gander Outdoors Truck** series is the #3 Motorsport on cable after MENCS and Xfinity series with ~0.7 million viewers per event for the 2018 season

Source: ISC Investor Presentation

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